Exhibit 10.1

Mutual Release & Waiver

In consideration of 400,000 shares of Common Stock of SPO Medical Inc. being issued to Active Health Care, Inc. and in consideration of the sum of $10 paid by Active Health Care, Inc. to SPO Medical Inc., the receipt and adequacy of which is hereby acknowledged, each of the undersigned (on its behalf and on behalf of each of its affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns) does hereby absolutely and unconditionally waive, release and forever discharge the other, its affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the date hereof

IN WITNESS WHEREOF, the undersigned has set forth its signature as the 16th day of April 2008.

Active Health Care Inc.	SPO Medical Inc.

Name:	Micahel Braunold
Title:	CEO